UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 16, 2005

Portfolio Recovery Associates, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors (the "Board") of Portfolio Recovery Associates, Inc. (the "Company"), in the ordinary course of business, approved the following 2005 base salaries and final 2004 bonuses for its named executive officers (as defined in Regulation S-K Item 402) :

Officer Salary:
Steve Fredrickson, Chairman, President & CEO.....$245,000
Kevin Stevenson, EVP/CFO.......................................$165,000
Craig Grube, EVP – Acquisitions...............................$165,000
Judith Scott, EVP – General Counsel/Secretary.......$110,000

Officer Bonus:
Steve Fredrickson, Chairman, President & CEO.....$625,000
Kevin Stevenson, EVP/CFO.......................................$420,000
Craig Grube, EVP – Acquisitions...............................$420,000
Judith Scott, EVP – General Counsel/Secretary.......$150,000

Each of the named executive officers has an employment agreement with the Company pursuant to which a minimum base annual compensation is awarded the executive officer, subject to such minimum annual increases as may be approved by the Compensation Committee. The amounts reflected above under "Salary" include the increases approved by the Compensation Committee. The employment agreements further specify the parameters used by the Compensation Committee to determine annual performance bonuses of the Company’s named executive officers. In accordance with these parameters, the Compensation Committee set the amount of its 2005 bonus pool for executives (including named executive officers) and non-executives, based on a percentage of the Company’s 2004 internal pre-tax income targets.

The Compensation Committee also approved increases in the 2005 base salaries and final 2004 bonuses of certain other executive officers of the Company that are not "named executive officers" as defined in SEC regulations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portfolio Recovery Associates, Inc.

March 14, 2005	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: EVP/CFO